UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2012

01-34219

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2012, Casual Male Retail Group Inc. (the “Company”) held its Annual Meeting. The Company had 48,462,771 shares of common stock outstanding on June 15, 2012, the record date for the Annual Meeting. At the Annual Meeting, holders of 44,375,918 shares of the Company’s common stock were present in person or represented by proxy. Set forth below are the matters submitted at this meeting by the Board of Directors to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors.

The Company’s stockholders elected eight directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The results of the voting were as follows:

Directors	Votes FOR	Votes WITHHOLD	Broker Non-Votes
Seymour Holtzman	34,926,371	3,178,744	6,270,803
David A. Levin	34,309,493	3,795,622	6,270,803
Alan S. Bernikow	36,580,400	1,524,715	6,270,803
Jesse Choper	31,496,273	6,608,842	6,270,803
John E. Kyees	37,313,552	791,563	6,270,803
Ward K. Mooney	36,886,491	1,218,624	6,270,803
George T. Porter, Jr.	34,981,307	3,123,808	6,270,803
Mitchell S. Presser	36,586,555	1,518,560	6,270,803

Proposal 2: Advisory Vote on Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved by a non-binding advisory vote based upon the following votes:

		Votes ABSTAINED	Broker Non- Votes
Votes FOR	Votes AGAINST
37,368,521	692,265	44,329	6,270,803

Proposal 3: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending February 2, 2013 was ratified based on the following votes:

		Votes ABSTAINED
Votes FOR	Votes AGAINST
42,239,226	2,121,676	15,016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: August 3, 2012